iQSTEL, Inc. announces Swisslink FY-2019 Revenue of $5,610,633 for its First Year of Acquisition

NEW YORK, NY – 30/01/2020 - iQSTEL Inc. (OTC: IQST) announces that its 51% Swiss subsidiary generated over $5.6 million in revenue for 2019.

Mr. Iglesias, the Company’s CEO stated: “The acquisition strategy we have set out for iQSTEL is showing early success. This vertical acquisition has been key since it gives us bare-bottom-cost-based voice routing interconnection into European cities and major carriers we did not previously have. Additionally, we have been able to quickly implement synergies in our admin, IT and operating departments. This acquisition and integration has been not only strategic in allowing us to provide cross-selling opportunities with Etelix, but more importantly we believe it enhances our carrier network backbone, which we expect to be fundamental as we step up cross-selling opportunities with soon-to-be-announced services and acquisitions in other horizontal strategic solutions in the 5G, blockchain-based carrier payment, as well as DID portability space. Full-year revenue on an additive basis for both subsidiaries reached $21,938,503 for 2019. We expect organic growth in these 2 subsidiaries to be in the 20-30% YOY, but more importantly, will be the backbone of our transitioning into a full-service cloud-based 21st century communications provider in the near and mid-term.”

About iQSTEL Inc.:

iQSTEL (OTC: IQST) www.iQSTEL.com is a technology company offering a wide array of services to the Telecommunications Industry. These include services to International Long-Distance Telecommunications Operators (ILD Wholesale), Retail and Corporate markets (ILD Retail), Submarine Fiber Optic Network capacity, Satellite Communications services, Mobile Virtual Network Operator (MVNO) services, Internet of Things (IoT) technology solutions, Data Center facilities capacity leasing, and Blockchain solutions for the Telecommunications industry.

About Etelix.com USA, LLC:

Etelix.com USA LLC www.etelix.com is wholly owned subsidiary of iQSTEL Inc. Etelix.com USA, LLC is a Miami, Florida-based international telecom carrier founded in 2008 that provides telecom and technology solutions worldwide, with commercial presence in North America, Latin America and Europe. Enabled by its 214-license granted by the Federal Communications Commission (FCC), Etelix provides International Long-Distance voice services for Telecommunications Operators (ILD Wholesale), and Submarine Fiber Optic Network capacity for internet (4G and 5G). Etelix was founded in 2008 and has been profitable since inception.

About SwissLink Carrier AG:

SwissLink Carrier AG www.swisslink-carrier.com is a 51% owned subsidiary of iQSTEL Inc. SwissLink Carrier AG is a Switzerland based international Telecommunications Carrier founded in 2015 providing international VoIP connectivity worldwide, with commercial presence in Europe, CIS and Latin America. SwissLink Carrier AG is a Swiss licensed Operator, having a domestic Interconnect with Swisscom, allowing their international Carrier Customers direct terminations via SwissLink into all Switzerland Fix & Mobile Networks. Since the takeover from Swissphone in November 2018 and the rename into SwissLink, they operate on a profitable level.

Safe Harbor Statement: Statements in this news release may be "forward-looking statements". Forward-looking statements include, but are not limited to, statements that express our intentions, beliefs, expectations, strategies, predictions or any other statements relating to our future activities or other future events or conditions. These statements are based on current expectations, estimates and projections about our business based, in part, on assumptions made by management. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Therefore, actual outcomes and results may, and are likely to, differ materially from what is expressed or forecasted in forward-looking statements due to numerous factors. Any forward-looking statements speak only as of the date of this news release and iQSTEL Inc. undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date of this news release.

iQSTEL Inc.

IR US Phone: 646-740-0907, IR Email: investors@iqstel.com

Source: iQSTEL Inc.

www.iqstel.com ; www.swisslink-carrier.com and www.etelix.com